As filed with the Securities and Exchange Commission on April 24, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

WEALTHFRONT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8280144
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

261 Hamilton Avenue Palo Alto, California 94301 (844) 995-8437

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

2025 Equity Incentive Plan
2025 Employee Stock Purchase Plan
(Full title of the plans)

David Fortunato
Chief Executive Officer and President
Wealthfront Corporation
261 Hamilton Avenue
Palo Alto, California 94301
(844) 995-8437

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael A. Brown Ran D. Ben-Tzur Chelsea Anderson Fenwick & West LLP 730 Arizona Avenue, 1st Floor Santa Monica, California 90401 (310) 434-5400	Lauren Lin Chief Legal Officer Wealthfront Corporation 261 Hamilton Avenue Palo Alto, California 94301 (844) 995-8437

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Wealthfront Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register (i) 7,515,273 additional shares of the Registrant’s common stock under the Registrant’s 2025 Equity Incentive Plan and (ii) 1,503,054 additional shares of the Registrant’s common stock under the Registrant’s 2025 Employee Stock Purchase Plan, each pursuant to the provisions in those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans on February 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on December 12, 2025 (Registration No. 333-292124) to the extent not superseded hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on April 24, 2026 pursuant to Section 13 of the Exchange Act;
(b)all other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above (other than the portions of these documents not deemed to be filed); and
(c)the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42987) filed with the Commission on December 2, 2025, under Section 12(b) of the Exchange Act, as updated by the description of the Registrant’s registered securities contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of these documents not deemed to be filed) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such reports and documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

As of the date of this Registration Statement, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 55,280 shares of the Registrant's common stock.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of Wealthfront Corporation.	10-Q	001-42987	3.1	1/23/2026
3.2	Restated Bylaws of Wealthfront Corporation.	10-Q	001-42987	3.2	1/23/2026
4.1	Form of Common Stock certificate of Wealthfront Corporation.	S-1/A	333-290583	4.1	12/2/2025
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.					X
24.1	Power of Attorney (included on the signature page to this Registration Statement).					X
99.1	Wealthfront Corporation 2025 Equity Incentive Plan and related form agreements.	S-1	333-290583	10.4	9/29/2025
99.2	Wealthfront Corporation 2025 Employee Stock Purchase Plan and related form agreements.	S-1	333-290583	10.5	9/29/2025
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the 24th day of April, 2026.

WEALTHFRONT CORPORATION

By:	/s/ David Fortunato
David Fortunato
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Fortunato and Alan Imberman, and each of them, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies, and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title		Date
/s/ David Fortunato	Chief Executive Officer, President, and Director	`	April 24, 2026
David Fortunato	(Principal Executive Officer)

/s/ Alan Imberman	Chief Financial Officer		April 24, 2026
Alan Imberman	(Principal Accounting and Financial Officer)

/s/ Andrew S. Rachleff	Director		April 24, 2026
Andrew S. Rachleff

/s/ Jaleh Bisharat	Director		April 24, 2026
Jaleh Bisharat

/s/ Kenneth A. Goldman	Director		April 24, 2026
Kenneth A. Goldman

/s/ Jason Kilar	Director		April 24, 2026
Jason Kilar

/s/ Michael Schmidt	Director		April 24, 2026
Michael Schmidt

/s/ Michelangelo Volpi	Director		April 24, 2026
Michelangelo Volpi

/s/ Michelle Wilson	Director		April 24, 2026
Michelle Wilson